Exhibit 5.1

ATTORNEYS AT LAW One Maritime Plaza 20th Floor San Francisco, CA 94111-3580 Main 415 693-2000 Fax 415 951-3699 www.cooley.com SAMUEL M. LIVERMORE (415) 693-2113 slivermore@cooley.com	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000

October 3, 2003

URS Corporation
600 Montgomery Street, 25th Floor
San Francisco, CA 94111

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by URS Corporation, a Delaware corporation (the “Company”), of 480,305 shares of the Company’s common stock, $0.01 par value (the “Shares”), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and By-Laws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ Samuel M. Livermore

Samuel M. Livermore